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                                                                   EXHIBIT 10.13


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR "BLUE SKY" LAWS (COLLECTIVELY, THE "SECURITIES LAWS"), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION APPLIES TO SUCH TRANSFER OR DISPOSITION.

                         ROYALE RESORTS HOLDINGS LIMITED

                        NINE PERCENT (9%) PROMISSORY NOTE

$12,000,000
New York, New York                                                  July 3, 2001



         FOR VALUE RECEIVED, the undersigned, Royale Resorts Holdings Limited (the "COMPANY" or the "MAKER"), promises to pay to the order of SUN INTERNATIONAL HOTELS LIMITED, a company incorporated under the laws of The Bahamas (the "PAYEE"), the principal sum of TWELVE MILLION DOLLARS ($12,000,000) and interest on the outstanding principal balance as set forth in this 9% Promissory Note (the "NOTE").

         1. INTEREST RATE; PAYMENT.

            (a) The outstanding principal balance of this Note shall bear interest at a rate of nine percent (9%) per annum, with interest accruing on the outstanding principal amount hereof from and including July 3, 2001, until repayment of the principal and payment of all accrued interest in full. Interest shall be computed on the basis of a 365 day year and the actual number of days elapsed, and shall be payable quarterly on the last day of each of March, June, September and December, commencing September 2001.

            (b) The outstanding balance of any amount owed under this Note which is not paid when due (including any interest that is not paid when due) shall bear interest at the rate of eleven percent (11%) per annum (the "DEFAULT INTEREST") with the Default Interest accruing, from and including such due date, on a cumulative basis, compounding quarterly.

            (c) The Maker shall pay to the Payee the entire principal amount of this Note then outstanding, together with all interest accrued and unpaid thereon, no later than June 30, 2003 (the "MATURITY Date"). On the Maturity Date, the Maker shall pay the applicable amount of principal and interest in lawful money of the

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United States of America by wire or bank transfer of immediately available funds to an account designated by the Payee in writing from time to time not less than two (2) business days prior to any payment date.

         2. SECURITY DOCUMENTS. In order to secure the due and punctual payment of the principal of and interest on this Note when and as the same shall be due and payable according to the terms of this Note and any other obligations payable by the Maker hereunder, the Maker has granted a first priority lien and security interest in certain collateral pursuant to the Pledge Agreement, dated as of the date hereof (the "PLEDGE AGREEMENT"), between the Maker and the Payee. The Pledge Agreement provides for the rights and remedies of the Payee with respect to such collateral.

         3. PREPAYMENT.

            (a) MANDATORY PREPAYMENT.

                (i) Upon the occurrence of an Event of Default under Section 4(d) or (e), the outstanding principal of and all accrued and unpaid interest on this Note shall automatically be accelerated and shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Maker, notwithstanding anything contained herein to the contrary.

                (ii) The Payee shall, at its sole option, have the right to require the Maker to pay the outstanding principal of and all accrued and unpaid interest on this Note upon the occurrence and continuation of any of the following events: (A) an Event of Default under Section 4(a), (b), (c), (f), (g) or (h), (B) the closing by the Company of any sale or other disposition of all or substantially all of its assets (other than the Shares (as defined in the Registration Rights and Governance Agreement dated the date hereof (the "GOVERNANCE AGREEMENT"), by and among the Maker and the Payee, among others), whether in one transaction or in a series of transactions, (C) the closing by the Company of any consolidation or merger into another entity as a result of which the equity holders of the Maker or their Affiliates immediately prior to such transaction do not beneficially own at least 50% of all equity interest in the surviving corporation, or (D) any event that constitutes a Change of Control (as defined below) of the Company, in one transaction or in a series of transactions. No later than fifteen (15) business days prior to the occurrence of an event set forth in clauses (A), (B), (C) or (D) above, the Company shall give written notice of such event to the Payee. "CHANGE OF CONTROL" means any "person" or "group" (as such terms are used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than any member of the Kersaf Group (as defined in the Governance Agreement) or any other person or group that includes such member, becoming the "beneficial owner" (as such term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the Maker.
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                (iii) Any mandatory prepayment under this Section 3(a) shall include payment of reasonable costs and expenses under Section 5(c) (including reasonable attorneys' fees and expenses) incurred by the Payee and associated with such prepayment, if any.

            (b) OPTIONAL PREPAYMENT. The Company shall have the right to prepay this Note, in whole or in part, at any time and from time to time upon five (5) business days' prior written notice to the Payee, without premium or penalty.

         4. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall occur if:

            (a) the Maker shall default in the payment of the principal of this Note, when and as the same shall become due and payable, whether on the Maturity Date or at a date fixed for prepayment or by acceleration or otherwise or the Maker shall default in the payment of interest on this Note within three (3) business days of the date when due;

            (b) the Maker shall breach (other than any breach that is immaterial) any covenant or agreement contained in this Note, the Omnibus Agreement, the Governance Agreement or the Pledge Agreement and such breach shall continue for five (5) business days after the Maker receives notice of such failure;

            (c) any material representation, warranty, certification or statement made by or on behalf of the Maker in this Note, the Governance Agreement, the Omnibus Agreement or the Pledge Agreement shall prove to have been incorrect in any material respect when made;

            (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Maker or of a substantial part of the Maker's property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other United States or foreign bankruptcy, insolvency, receivership or similar law (any such law, a "BANKRUPTCY LAW"), and such proceeding or petition shall not be dismissed within sixty (60) days, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of the Maker,
(iii) the entry of an order or decree by a court of competent jurisdiction for the winding up or liquidation of the Maker and the continuance of such order or decree unstayed and in effect for a period of sixty (60) days;

            (e) the Maker shall (i) voluntarily commence any proceeding or file any petition seeking relief under a Bankruptcy Law, (ii) consent to the institution of or the entry of an order for relief against it, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of the property or assets of the Maker, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its

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inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

            (f) one or more judgments or orders for the payment of money in excess of five million United States Dollars ($5,000,000) in the aggregate shall be rendered against the Maker and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of thirty (30) days;

            (g) the Maker shall default in the payment of any principal, interest or premium with respect to indebtedness (excluding trade payables and other indebtedness entered into in the ordinary course of business) in excess of five million United States Dollars ($5,000,000) in the aggregate for borrowed money or any obligation which is the substantive equivalent thereof and such default shall continue for more than the period of grace, if any, or if any such indebtedness or obligation shall be declared due and payable prior to the stated maturity thereof; or

            (h) any material provisions of this Note or the Pledge Agreement shall terminate (other than in accordance with its terms) or become void or unenforceable or the Maker shall so assert in writing.

         5. SUITS FOR ENFORCEMENT.

            (a) Upon the occurrence and during the continuance of any one or more Events of Default, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained herein or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right it may have as a holder of this Note.

            (b) The holder of this Note may direct the time, method and place of conducting any proceeding for any remedy available to itself.

            (c) In case of any Event of Default, the Maker will pay to the Payee the costs and expenses of the Payee in collecting and enforcing this Note and the Pledge Agreement, including without limitation, reasonable fees, disbursements and other charges of counsel incurred in connection with any action in which the Payee prevails.

         6. GROSS-UP. If at any time any applicable law, regulation or regulatory requirement, or any governmental authority, monetary agency or central bank requires the Company to make any deduction or withholding from any payment made in respect of any amount due from the Company hereunder, the amount so due shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Payee receives, on the due date for such payment, a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

         7. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified

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first class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                                   (a)  if to the Company:

                                        Clarendon House
                                        Church Street
                                        Hamilton HM DX, Bermuda
                                        Attention:  The Company Secretary
                                        Facsimile:  0101 809 2 924720

                                        with a copy to:

                                        Berwin Leighton Paisner
                                        Adelaide House
                                        London Bridge, London  EC4R 9HA
                                        Attention:  P. F. Robinson
                                        Facsimile:  0207 760 1111

                                   (b)  if to the Payee:

                                        Sun International Hotels Limited
                                        P.O. Box N-4777
                                        Nassau, The Bahamas
                                        Attention:  Charles D. Adamo, Esq.
                                        Facsimile:  (242) 363-4581

                                        with a copy to:

                                        Paul, Weiss, Rifkind, Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York 10016-6064
                                        Attention:  Kenneth M. Schneider, Esq.
                                        Telecopy:  (212) 757-3990

         8. SUCCESSORS AND ASSIGNS. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Maker shall not assign any of its rights or obligations under this Note without the prior written consent of the Payee.

         9. AMENDMENT AND WAIVER.

            (a) No failure or delay on the part of the Payee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Maker or the Payee at law, in equity or otherwise.


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            (b) Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note and any consent to any departure by the Maker from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Maker and the holder of this Note and (ii) only in the specific instance and for the specific purpose for which made or given.

         10. HEADINGS. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

         12. WAIVER OF JURY TRIAL AND SETOFF. The Maker and Payee hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note or any instrument or document delivered pursuant to this Note, or the validity, protection, interpretation, collection or enforcement thereof.

         13. CONSENT TO JURISDICTION. The Maker hereby irrevocably consents to the jurisdiction of the United States federal courts and the courts of the State of New York located in New York, New York, in connection with any action or proceeding arising out of or relating to this Note or any document or instrument delivered pursuant hereto.

         14. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any other provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         15. FURTHER ASSURANCES. The Maker shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person) as may be reasonably required or appropriate to carry out or to perform the provisions of this Note.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    ROYALE RESORTS HOLDINGS LIMITED


                                    By: /s/ Derek Aubrey Hawton
                                        Name:  Derek Aubrey Hawton
                                        Title: Director